EXHIBIT 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

December 2, 2013

Spectrum Brands, Inc.

3001 Deming Way

Middleton, Wisconsin 53562

Registration Statement on Form S-4

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-4 (the “Registration Statement”) of Spectrum Brands, Inc., a Delaware corporation (the “Company”), each of the entities listed on Schedule I hereto (each a “Delaware Corporate Guarantor”), each of the entities listed on Schedule II hereto (each a “Delaware LLC Guarantor,” and together with the Delaware Corporate Guarantors, the “Delaware Guarantors”) and each of the entities listed on Schedule III hereto (each a “Non-Delaware Guarantor,” and together with the Delaware Guarantors, the “Guarantors”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of $520,000,000 aggregate principal amount of the Company’s 6.375% Senior Notes due 2020 and $570,000,000 aggregate principal amount of the Company’s 6.625% Senior Notes due 2022 (together, the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

The Exchange Notes and the Guarantees are to be offered in exchange for the Company’s outstanding $520,000,000 aggregate principal amount of 6.375% Senior Notes due 2020 and $570,000,000 6.625% Senior Notes due 2022 (together, the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors. The Exchange Notes and the Guarantees will be issued by the Company in accordance with the terms of the Indenture (the “Base Indenture”), dated as of November 16, 2012, between Spectrum Brands Escrow Corp. (the “Escrow Issuer”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the supplemental indenture, dated as of December 17, 2012, among the Company, the guarantors party thereto and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement;

2. the Base Indenture, including as exhibits thereto, the form of Exchange Note, included as Exhibit 4.3 to the Registration Statement;

3. the Supplemental Indenture included as Exhibit 4.4 to the Registration Statement;

4. the Registration Rights Agreement, dated as of November 16, 2012 (the “Registration Rights Agreement”), among the Escrow Issuer and the initial purchasers named therein, included as Exhibit 10.2 to the Registration Statement; and

5. the Joinder to the Registration Rights Agreement, dated as of December 17, 2012 (the “Joinder to the Registration Rights Agreement” and together with the Registration Rights Agreement, the “Registration Rights Agreements”), among the Company, the Guarantors and the Escrow Issuer, included as Exhibit 10.36 to the Registration Statement.

In addition, we have examined (i) such corporate records of the Company and each Delaware Corporate Guarantor that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company and each Delaware Corporate Guarantor, certified by the Company and each such Delaware Corporate Guarantor, respectively, as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company and such Delaware Corporate Guarantor, relating to the issuance of the Exchange Notes and the Guarantees, respectively, certified by the Company and applicable Delaware Corporate Guarantor, respectively; (ii) such limited liability company records of each Delaware LLC Guarantor that we have considered appropriate, including the certificate of formation and operating agreement of each Delaware LLC Guarantor and copies of the resolutions of the board of directors of the direct or indirect sole or managing member of each Delaware LLC Guarantor, relating to the issuance of the Guarantees, certified by the applicable Delaware LLC Guarantor; and (iii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company and the Guarantors made in the Documents and upon certificates of public officials and the officers of the Company and the Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, (i) that the Exchange Notes and Guarantees will be issued as described in the Registration Statement, (ii) that the Exchange Notes will be in substantially the form attached to the Indenture and that any information omitted from such form will be properly added, (iii) that each Non-Delaware Guarantor is validly existing and in good standing under the laws of its jurisdiction of organization, (iv) that each Non-Delaware Guarantor has all necessary power and authority to execute, deliver and perform its obligations under the Indenture and the Guarantees, (v) that the execution, delivery and performance by each Non-Delaware Guarantor of the Indenture and the

Exchange Guarantees has been duly authorized by all necessary corporate action or limited liability company action, as applicable, and do not violate such party’s certificate or articles of incorporation, articles of association, by-laws, operating agreements or other organizational documents or the laws of its jurisdiction of organization and (vi) the due execution and delivery of the Indenture and the Guarantees by each Non-Delaware Guarantor under the laws of its jurisdiction of organization.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. When duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture and the Registration Rights Agreement, the Exchange Notes will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforceability of the Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

2. When the Exchange Notes are duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture and the Registration Rights Agreement, the Guarantees will be valid and legally binding obligations of each of the Guarantors enforceable against each of the Guarantors in accordance with their terms, except that enforceability of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Schedule I

Delaware Corporate Guarantors

Applica Mexico Holdings, Inc.

Kwikset Corporation

HP Delaware, Inc.

Price Pfister, Inc.

ROV Holding, Inc.

Spectrum Neptune US Holdco Corporation

United Industries Corporation

United Pet Group, Inc.

Schedule II

Delaware LLC Guarantors

HPG LLC

National Manufacturing, Mexico A, LLC

National Manufacturing, Mexico B, LLC

ROV International Holdings LLC

SB/RH Holdings, LLC

Schedule III

Non-Delaware Guarantors

Applica Consumer Products, Inc.

Baldwin Hardware Corporation

DB Online, LLC

National Manufacturing Co.

Schultz Company

Toastmaster Inc.

Weiser Lock Corporation